Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 (No. 333-249639) of The LGL Group, Inc. of our report dated March 31, 2025, with respect to the consolidated financial statements of The LGL Group, Inc. included in The LGL Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PKF O’Connor Davies, LLP

New York, New York

June 5, 2025

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